UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2012

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of October 15, 2012, William L. Wall was succeeded in his position as Executive Vice President and Chief Financial Officer of First South Bancorp, Inc. (the “Registrant”) and First South Bank (the “Bank”), a wholly owned subsidiary of the Registrant. Mr. Wall will continue to serve as Secretary of the Registrant and the Bank, and will remain with the Bank in a financial reporting position.

(c) Effective as of October 15, 2012, Scott C. McLean was appointed as Executive Vice President and Chief Financial Officer of the Registrant and the Bank.

Prior to joining the Bank, Mr. McLean was employed with KeySource Commercial Bank of Durham, North Carolina from 2007 to present, where he served as Executive Vice President, Chief Financial Officer and Chief Risk Officer.

Prior to that, Mr. McLean had fourteen years of banking experience in various financial accounting and auditing capacities with Southern Community Bank and Trust, Bank of America Corporation, the Federal Reserve Bank of Richmond and Signet Bank.

Mr. McLean received his BA degree from The College of Saint Rose in Albany, New York and a post baccalaureate certificate in accounting from Virginia Commonwealth University in Richmond, Virginia. He is a Certified Public Accountant and has a certification as a Commissioned Bank Examiner of the Federal Reserve System.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is filed herewith:

Exhibit 99.1 – Press Release dated October 16, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2012	First South Bancorp, Inc.
(Registrant)

By: /s/ William L. Wall
William L. Wall
Senior Vice President and Secretary

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